                                                                    Exhibit 23.1

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of MasterCard Incorporated of our report dated March 6, 2002 relating to the financial statements of MasterCard International Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York

May 3, 2002